Exhibit 99.1

Unifi Announces Significantly Improved Second Quarter Fiscal 2021 Results

Stronger than expected performance and focused execution drives one of the best quarterly margin and profitability performances over the last decade

GREENSBORO, N.C., January 27, 2021 – Unifi, Inc. (NYSE: UFI), one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the second quarter of fiscal 2021, which ended December 27, 2020.

Second Quarter Fiscal 2021 Overview

•	Net sales were $162.8 million, a decrease of 4.0% year-over-year, but an increase of 15.0% sequentially from the first quarter of fiscal 2021.
•	Revenues from REPREVE® Fiber products represented 37% of consolidated net sales, a new quarterly record.
•

Gross profit was $25.9 million, a 66% increase year-over-year, while gross margin was 15.9% of net sales, an increase of 670 basis points year-over-year, despite the year-over-year decline in sales, influenced by the strong performance from the Brazil Segment.

•

Net income was $7.5 million, or $0.40 of diluted earnings per share (“EPS”), and reflected the best quarterly earnings performance since June 2018, up from net income of $0.4 million and EPS of $0.02 year-over-year.

•	Adjusted EBITDA[1] was $19.2 million, the highest quarterly achievement since June 2016 and the best fiscal second quarter in more than ten years.
•	Operating cash flows were $11.8 million, improving sequentially from $7.9 million generated in the first quarter of fiscal 2021.
•

On December 27, 2020, debt principal was $92.9 million while cash and cash equivalents were $83.3 million, resulting in Net Debt[1] of $9.6 million, the lowest level for the Company in more than 20 years.

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Adjusted EBITDA and Net Debt are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

•

After the close of the fiscal second quarter, the Company completed a strategic acquisition of the nylon assets of Fiber and Yarn Products, Inc. (“FNY”); financial terms were not disclosed and did not impact second quarter fiscal 2021.

Eddie Ingle, Chief Executive Officer of Unifi, said, “Second quarter fiscal 2021 results reflected stronger than expected performance across each of our key geographies and reinforced the resilience of our global business model. We delivered significant sequential net sales improvement in each of our segments. Most impressive is the year-over-year improvement in our gross margin, especially with the record set by the Brazil Segment. The team has been diligently positioning our business to capitalize on industry recovery as we near normal demand levels. Additionally, we have been able to sustain many of the efficiencies implemented during the beginning of the pandemic, which have begun to positively impact our long-term profitability and inventory levels as sales volumes returned. The demand for sustainable solutions continues to grow, and we remain intently focused on leveraging our strong global operations and solid financial position to drive momentum for sustainable, long-term growth.”

Second Quarter Fiscal 2021 Compared to Second Quarter Fiscal 2020

Net sales were $162.8 million, compared to $169.5 million, while consolidated sales volumes increased by 1.0% due to agility and responsiveness during demand recovery in Brazil. The net sales decline resulted from lower selling prices in connection with lower raw material costs and unfavorable foreign currency translation.

Gross profit increased to $25.9 million from $15.7 million in the second quarter of fiscal 2020, primarily due to an improvement in sales mix, raw material and pricing stability, and recent manufacturing efficiency gains. Each segment achieved higher-than-anticipated performance, led by a 32.9% gross margin for the Brazil Segment.

Operating income for the second quarter of fiscal 2021 was $13.1 million, compared to $2.6 million, primarily due to the $10.2 million, or 65.6%, increase in gross profit. Operating income for the second quarter of fiscal 2021 includes certain benefits: (i) the record profitability performance for the Brazil Segment; (ii) raw material and pricing stability; and (iii) lack of discretionary spending due to continued travel restrictions and limitations.

Net income was $7.5 million, or $0.40 per share compared to $0.4 million, or $0.02 per share.

Debt principal was $92.9 million on December 27, 2020, compared to $129.3 million on December 29, 2019. Cash and cash equivalents increased to $83.3 million on December 27, 2020, up from $37.2 million on December 29, 2019, resulting in Net Debt of $9.6 million compared to $92.1 million, respectively. The favorable cash and liquidity positions on December 27, 2020 benefited from the $60.0 million of proceeds from the April 2020 sale of the Company’s minority interest in Parkdale America, LLC (“PAL”), while generating operating cash flows during

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the COVID-19 pandemic.

Year-To-Date Fiscal 2021 Compared to Year-To-Date Fiscal 2020

Net sales were $304.3 million for the first six months of fiscal 2021, compared to $349.5 million. Gross margin was 13.3% for the first six months of fiscal 2021, compared to 9.5%. Operating income was $16.0 million for the first six months of fiscal 2021, compared to $8.9 million. Net income was $10.9 million for the first six months of fiscal 2021, compared to $4.1 million.

After the close of the fiscal second quarter, the Company acquired certain nylon assets of FNY to enhance and expand the Company’s existing nylon yarn portfolio. Financial terms were not disclosed and did not impact second quarter fiscal 2021.

Outlook

Because of the continued global economic impact and uncertainty associated with the COVID-19 pandemic, the Company’s outlook for the third quarter of fiscal 2021 is limited to the following expectations:

•	Net sales trends continue to improve sequentially, including sales of REPREVE® Fiber, with net sales returning to the pre-pandemic level of the March 2020 quarter; and
•

Adjusted EBITDA improves by a low double-digit percentage from the pre-pandemic level of the March 2020 quarter by maintaining the underlying business momentum that has occurred in fiscal 2021, with consideration for the following factors that are expected to differ from the December 2020 quarter:

o	Continued strong performance by the Brazil Segment, albeit tempered from the record setting December 2020 quarter;
o	Unfavorable seasonal domestic shutdown impacts to gross profit for the Polyester and Nylon Segments;
o	Unfavorable impact of the Chinese New Year holiday for the Asia Segment; and
o	Raw material cost pressures due to recent increases in petroleum prices.

For full year fiscal 2021, the Company expects $22.0 to $24.0 million of capital expenditures, excluding acquisition-related amounts.

Update on Recent Trade Developments

Following antidumping and countervailing duties applied to imports of polyester textured yarn from China and India in January 2020, similar imports from Indonesia, Malaysia, Thailand, and Vietnam surged in calendar 2020, replacing the subject imports from China and India.

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In December 2020, the United States International Trade Commission (“USITC”) determined that there is a reasonable indication of material injury from imports of polyester textured yarn from Indonesia, Malaysia, Thailand, and Vietnam, which are allegedly sold in the U.S. at less than fair value.

As a result of the USITC’s affirmative determinations, the U.S. Department of Commerce will continue its investigations of imports of polyester textured yarn from Indonesia, Malaysia, Thailand, and Vietnam, with its preliminary antidumping duty determinations expected in the second quarter of calendar 2021.

Second Quarter Fiscal 2021 Earnings Conference Call

The Company will provide additional commentary regarding its second quarter fiscal 2021 results and other developments during its earnings conference call on January 28, 2021, at 8:30 a.m., Eastern Time. The call can be accessed via a live audio webcast on the Company’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on the Company’s website.

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About Unifi

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. Through REPREVE®, one of Unifi's proprietary technologies and the global leader in branded recycled performance fibers, Unifi has transformed more than 23 billion plastic bottles into recycled fiber for new apparel, footwear, home goods and other consumer products. The Company's proprietary PROFIBER™ technologies offer increased performance, comfort, and style advantages, enabling customers to develop products that perform, look, and feel better. Unifi continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance, and enhanced softness. Unifi collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive, and other industries. For more information about Unifi, visit www.Unifi.com.

Contact information:

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
Net sales	$162,776	$169,511	$304,281	$349,460
Cost of sales	136,842	153,846	263,786	316,352
Gross profit	25,934	15,665	40,495	33,108
Selling, general and administrative expenses	12,625	12,508	23,989	23,488
Benefit for bad debts	(259)	(258)	(1,146)	(249)
Other operating expense, net	476	854	1,654	962
Operating income	13,092	2,561	15,998	8,907
Interest income	(187)	(212)	(312)	(422)
Interest expense	833	1,101	1,704	2,358
Equity in (earnings) loss of unconsolidated affiliates	(130)	756	(223)	1,622
Income before income taxes	12,576	916	14,829	5,349
Provision for income taxes	5,112	507	3,933	1,228
Net income	$7,464	$409	$10,896	$4,121

Net income per common share:
Basic	$0.40	$0.02	$0.59	$0.22
Diluted	$0.40	$0.02	$0.58	$0.22

Weighted average common shares outstanding:
Basic	18,465	18,499	18,456	18,490
Diluted	18,732	18,772	18,729	18,745
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CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 27, 2020	June 28, 2020
ASSETS
Cash and cash equivalents	$83,321	$75,267
Receivables, net	83,124	53,726
Inventories	111,489	109,704
Income taxes receivable	9,283	4,033
Other current assets	10,282	11,763
Total current assets	297,499	254,493
Property, plant and equipment, net	199,884	204,246
Operating lease assets	8,082	8,940
Deferred income taxes	2,425	2,352
Other non-current assets	5,108	4,131
Total assets	$512,998	$474,162

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$38,786	$25,610
Accrued expenses	20,331	13,689
Income taxes payable	6,467	349
Current operating lease liabilities	1,685	1,783
Current portion of long-term debt	13,683	13,563
Total current liabilities	80,952	54,994
Long-term debt	78,621	84,607
Non-current operating lease liabilities	6,538	7,251
Other long-term liabilities	11,010	8,606
Deferred income taxes	1,004	2,549
Total liabilities	178,125	158,007

Commitments and contingencies

Common stock	1,848	1,845
Capital in excess of par value	63,972	62,392
Retained earnings	326,620	315,724
Accumulated other comprehensive loss	(57,567)	(63,806)
Total shareholders’ equity	334,873	316,155
Total liabilities and shareholders’ equity	$512,998	$474,162

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended
	December 27, 2020	December 29, 2019
Cash and cash equivalents at beginning of period	$75,267	$22,228
Operating activities:
Net income	10,896	4,121
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in (earnings) loss of unconsolidated affiliates	(223)	1,622
Distributions received from unconsolidated affiliates	—	10,437
Depreciation and amortization expense	12,187	11,610
Non-cash compensation expense	1,816	1,837
Deferred income taxes	(1,700)	(878)
Other, net	(25)	(64)
Changes in assets and liabilities	(3,225)	(50)
Net cash provided by operating activities	19,726	28,635

Investing activities:
Capital expenditures	(6,035)	(8,335)
Other, net	(925)	60
Net cash used by investing activities	(6,960)	(8,275)

Financing activities:
Proceeds from long-term debt	—	41,100
Payments on long-term debt	(6,725)	(46,085)
Other, net	(64)	(70)
Net cash used by financing activities	(6,789)	(5,055)

Effect of exchange rate changes on cash and cash equivalents	2,077	(323)
Net increase in cash and cash equivalents	8,054	14,982
Cash and cash equivalents at end of period	$83,321	$37,210

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BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales details for each reportable segment of the Company are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
Polyester	$76,696	$82,750	$145,772	$171,445
Asia	44,692	47,918	82,415	93,875
Brazil	24,253	20,862	46,859	45,034
Nylon	16,008	17,084	27,037	37,286
All Other	1,127	897	2,198	1,820
Consolidated	$162,776	$169,511	$304,281	$349,460

Gross profit details for each reportable segment of the Company are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
Polyester	$10,895	$6,660	$15,527	$14,455
Asia	6,528	5,517	11,106	9,799
Brazil	7,977	3,430	12,590	7,589
Nylon	395	46	1,060	1,224
All Other	139	12	212	41
Consolidated	$25,934	$15,665	$40,495	$33,108

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RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income to EBITDA and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
Net income	$7,464	$409	$10,896	$4,121
Interest expense, net	646	889	1,392	1,936
Provision for income taxes	5,112	507	3,933	1,228
Depreciation and amortization expense (1)	6,016	5,863	12,068	11,485
EBITDA	19,238	7,668	28,289	18,770

Equity in loss of PAL	—	837	—	2,012
EBITDA excluding PAL	19,238	8,505	28,289	20,782

Severance (2)	—	383	—	383
Adjusted EBITDA	$19,238	$8,888	$28,289	$21,165

(1)

Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.

(2)	In the second quarter of fiscal 2020, UNIFI commenced a shutdown plan for its operations in Sri Lanka. The adjustment primarily reflects accrued severance and exit costs.

Adjusted Net Income and Adjusted EPS

The tables below set forth reconciliations of (i) income before income taxes (“Pre-tax Income”), provision for income taxes (“Tax Impact”) and net income (“Net Income”) to Adjusted Net Income and (ii) Diluted Earnings Per Share (“Diluted EPS”) to Adjusted EPS. Rounding may impact certain of the below calculations.

	For the Three Months Ended December 27, 2020				For the Three Months Ended December 29, 2019
	Pre-tax Income	Tax Impact	Net Income	Diluted EPS	Pre-tax Income	Tax Impact	Net Income	Diluted EPS
GAAP results	$12,576	$(5,112)	$7,464	$0.40	$916	$(507)	$409	$0.02
Severance (1)	—	—	—	—	383	(80)	303	0.02
Adjusted results	$12,576	$(5,112)	$7,464	$0.40	$1,299	$(587)	$712	$0.04

Weighted average common shares outstanding				18,732				18,772

	For the Six Months Ended December 27, 2020				For the Six Months Ended December 29, 2019
	Pre-tax Income	Tax Impact	Net Income	Diluted EPS	Pre-tax Income	Tax Impact	Net Income	Diluted EPS
GAAP results	$14,829	$(3,933)	$10,896	$0.58	$5,349	$(1,228)	$4,121	$0.22
Severance (1)	—	—	—	—	383	(80)	303	0.02
Adjusted results	$14,829	$(3,933)	$10,896	$0.58	$5,732	$(1,308)	$4,424	$0.24

Weighted average common shares outstanding				18,729				18,745

(1)	In the second quarter of fiscal 2020, UNIFI commenced a shutdown plan for its operations in Sri Lanka. The adjustment primarily reflects accrued severance and exit costs.

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Net Debt

Reconciliations of Net Debt are as follows:

	December 27, 2020	June 28, 2020
Long-term debt	$78,621	$84,607
Current portion of long-term debt	13,683	13,563
Unamortized debt issuance costs	592	711
Debt principal	92,896	98,881
Less: cash and cash equivalents	83,321	75,267
Net Debt	$9,575	$23,614

Cash and cash equivalents

At December 27, 2020 and June 28, 2020, the Company’s domestic operations held approximately 60% and 54% of consolidated cash and cash equivalents, respectively.

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Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net  Income, Adjusted EPS and Net Debt (together, the “non-GAAP financial measures”).

•	EBITDA represents Net income before net interest expense, income tax expense, and depreciation and amortization expense.
•	Adjusted EBITDA represents EBITDA adjusted to exclude equity in loss of PAL and, from time to time, certain other adjustments necessary to understand and compare the underlying results of UNIFI.
•

Adjusted Net Income represents Net income calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.

•	Adjusted EPS represents Adjusted Net Income divided by UNIFI’s weighted average common shares outstanding.
•	Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect Unifi’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations. Equity in loss of PAL is excluded from Adjusted EBITDA because such results do not reflect our operating performance.

Management uses Adjusted Net Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

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Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of Unifi that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements.  These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where Unifi competes, including economic and political factors over which Unifi has no control; changes in consumer spending, customer preferences, fashion trends and end uses for products; the financial condition of Unifi’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including epidemics or pandemics such as the recent strain of coronavirus; the success of Unifi’s strategic business initiatives; the volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain and motivate key employees; the impact of environmental, health and safety regulations; the impact of tax laws, the judicial or administrative interpretations of tax laws and/or changes in such laws or interpretations; the operating performance of joint ventures and other equity method investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on Unifi.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in Unifi’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by Unifi with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-

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